UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 22, 2025, EnerSys announced a reduction in force plan (the "Plan") as part of EnerSys' strategic restructuring plan under its new leadership to better align resources with current business priorities and long-term objectives.

The Plan is expected to reduce EnerSys' non-production global workforce by approximately 11%, or approximately 575 employees, and is focused primarily on corporate and management positions. EnerSys estimates one-time charges related to the Plan to be in the range of $15 million to $20 million. These charges are cash expenditures associated with the Plan, primarily consisting of severance payments, notice period payments in applicable jurisdictions, employee benefits and related costs. EnerSys expects to incur these expenses primarily in the second and third quarter of fiscal 2026.

The actions associated with the Plan are expected to be substantially complete by the end of the second quarter of fiscal 2026, subject to local law requirements.

The estimate of the charges that EnerSys expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, EnerSys may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 8.01 Other Events.

On July 22, 2025, EnerSys issued a press release announcing the Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Plan, the estimated total cash and non-cash charges and the timing thereof in connection with the Plan, the impact of the Plan on EnerSys’ results of operations and workforce, EnerSys’ long-term objectives, and the expected timing for completion of the actions associated with the Plan, that are based on EnerSys’ current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) EnerSys’ ability to realize the anticipated benefits of the Plan; (ii) the risk that the restructuring costs and charges for the Plan may be greater than anticipated or that the timing of such charges may change; (iii) the risk that EnerSys’ restructuring efforts may be distracting to employees and management and harm our internal programs and ability to attract and retain the highly skilled employees EnerSys needs to support its business; (iv) potential disruptions to EnerSys’ business or operations as it executes on the Plan; (v) the risk that EnerSys’ restructuring efforts may harm its revenue, business, operations and reputation with or ability to serve its customers; and (vi) the risk that the Plan and the expense reductions therefrom may not generate the intended benefits to the extent or as quickly as anticipated. For a discussion of such other risks and uncertainties that could cause actual results to differ materially from those matters expressed or implied by forward-looking statements, please see EnerSys’ risk factors as disclosed from time-to-time under the caption “Risk Factors” and elsewhere in its Securities and Exchange Commission filings and reports, including, but not limited to, EnerSys’ most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof, even if subsequently made available by EnerSys on its website or otherwise. EnerSys undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 22, 2025, of EnerSys regarding strategic workforce reduction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 22, 2025	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer